UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 30, 2015

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01    Entry into a Material Definitive Agreement.
On September 30, 2015, Invacare Corporation (the “Company”) entered into an Amended and Restated Revolving Credit and Security Agreement (the “Amended and Restated Credit Agreement”), amending and restating the Company’s existing Revolving Credit and Security Agreement which was originally entered into on January 16, 2015 and amended on April 22, 2015 (the “Prior Credit Agreement”). The Amended and Restated Credit Agreement was entered into by and among the Company, certain of the Company’s direct and indirect domestic and Canadian subsidiaries and certain of the Company’s European subsidiaries (together with the Company, the “Borrowers”), certain other of the Company’s direct and indirect domestic, Canadian and European subsidiaries (the “Guarantors”), and PNC Bank, National Association (“PNC”), JPMorgan Chase Bank, N.A., J.P. Morgan Europe Limited, KeyBank National Association, and Citizens Bank, National Association (the “Lenders”). PNC is the administrative agent (the “Administrative Agent”) and J.P. Morgan Europe Limited is the European agent (the “European Agent”) under the Amended and Restated Credit Agreement.
The Amended and Restated Credit Agreement retains the existing asset-based lending senior secured revolving credit facility provided for the Company and the domestic and Canadian Borrowers under the Prior Credit Agreement (the “Existing Credit Facility”) and provides for a new revolving credit, letter of credit and swing line loan facility which gives the European Borrowers the ability to borrow up to an aggregate principal amount of $30 million, with a $5 million sublimit for letters of credit and a $2 million sublimit for swing line loans (the “European Credit Facility”). Up to $15 million of the European Credit Facility will be available to each of Invacare Limited (the “UK Borrower”) and Invacare Poirier SAS (the “French Borrower” and, together with the UK Borrower, the “European Borrowers”). The European Credit Facility matures in January 2018, together with the Existing Credit Facility. The aggregate borrowing availability for each European Borrower under the European Credit Facility is determined based on a borrowing base formula set forth in the Amended and Restated Credit Agreement and summarized below.
Under the Amended and Restated Credit Agreement, the aggregate borrowings of each of the European Borrowers under the European Credit Facility may not exceed an amount equal to (a) 85% of the European Borrower’s eligible accounts receivable, less (b) the European Borrower’s borrowings and swing line loans outstanding under the European Credit Facility, less (c) the European Borrower’s letters of credit issued and undrawn under the European Credit Facility, less (d) a $3 million minimum availability reserve, less (e) other reserves required by the European Agent, and in each case subject to the definitions and limitations in the Amended and Restated Credit Agreement. As of September 30, 2015, as determined pursuant to the borrowing base formula, the aggregate borrowing base available to the European Borrowers under the European Credit Facility was approximately $26.9 million, with aggregate borrowing availability of approximately $20.5 million, taking into account the $3 million minimum availability reserve and the $3.375 million dominion trigger amount described below.
The aggregate principal amount of the European Credit Facility may be increased by up to $10 million to the extent requested by the Company and agreed to by any Lender or Lenders that wish to increase their lending participation or, if not agreed to by any Lender, a new financial institution that agrees to join the European Credit Facility and that is approved by the Administrative Agent and the European Agent.
Interest will accrue on outstanding indebtedness under the European Credit Facility at an adjusted LIBOR rate, plus a margin ranging from 2.50% to 3.00%, or for swing line loans, at the overnight LIBOR rate, plus a margin ranging from 2.50% to 3.00%. The margin that will apply for the first three months of the European Credit Facility is 2.50%, and after the first three months will be adjusted quarterly based on utilization. Borrowings under the European Credit Facility are subject to commitment fees of between 0.25% or 0.375% per year, depending on utilization.

The European Credit Facility is secured by substantially all of the personal property assets of the UK Borrower and its in-country subsidiaries, and all of the receivables of the French Borrower and its in-country subsidiaries. The UK and French facilities (which comprise the European Credit Facility) are cross-collateralized, and the US personal property assets previously pledged under the Existing Credit Facility also serve as collateral for the European Credit Facility.
The European Credit Facility is subject to customary representations, warranties and covenants generally consistent with those applicable to the Existing Credit Facility. Exceptions to the operating covenants in the Amended and Restated Credit Agreement provide the Company with flexibility to, among other things, enter into or undertake certain sale/leaseback transactions, dispositions of assets, additional credit facilities, sales of receivables, additional indebtedness and intercompany indebtedness, all subject to limitations set forth in the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement also contains a covenant requiring the European Borrowers to maintain undrawn availability under the European Credit Facility of not less than (i) 11.25% of the maximum amount that may be drawn under the European Credit Facility for five (5) consecutive business days, or (ii) $3 million on any business day. The European Borrowers also are subject to cash dominion triggers under the European Credit Facility requiring the European Borrower to maintain borrowing capacity of not less than $3.375 million on any business day or 12.50% of the maximum amount that may be drawn under the European Credit Facility for five (5) consecutive business days in order to avoid triggering full control by an agent for the Lenders of the European Borrower’s cash receipts for application to its obligations under the European Credit Facility.
The European Credit Facility is subject to customary default provisions, with certain grace periods and exceptions, consistent with those applicable to the Existing Credit Facility, which provide that events of default include, among other things, failure to pay amounts due, breach of covenants, representations or warranties, cross-default, bankruptcy, the occurrence of a material adverse effect, exclusion from any medical reimbursement program, and an interruption in the operations of any material manufacturing facility for more than 10 consecutive days.

The proceeds of the European Credit Facility will be used to finance the working capital and other business needs of the Company.

The foregoing description of the Amended and Restated Credit Agreement and the European Credit Facility is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1
Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2015, by and among the Company, the other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, PNC Bank, National Association, as administrative agent, JP Morgan Chase Bank, N.A. and J.P. Morgan Europe Limited, as European agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: October 1, 2015	By:	/s/ Robert K. Gudbranson
	Name:	Robert K. Gudbranson
	Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1
Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2015, by and among the Company, the other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, PNC Bank, National Association, as administrative agent, JP Morgan Chase Bank, N.A. and J.P. Morgan Europe Limited, as European agent.